                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
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                       Interactive Entertainment Limited
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               (Name of Registrant as Specified in Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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                       INTERACTIVE ENTERTAINMENT LIMITED
                        845 Crossover Lane, Suite D-215
                           Memphis, Tennessee 38117



                                                              September 15, 1997


To Our Shareholders:

     You are cordially invited to attend the 1997 Annual General Meeting of Shareholders of Interactive Entertainment Limited, a Bermuda exempted company (the "Company"), which will be held at 9:00 a.m., local time, on October 17, 1997, at the Adam's Mark Hotel, 939 Ridge Lake Boulevard, Memphis, Tennessee (the "Annual General Meeting").

     At the Annual General Meeting, Shareholders will vote (i) to elect seven persons to the Board of Directors; (ii) to approve and ratify the Company's Management Incentive Plan; (iii) to appoint Ernst & Young LLP as the Company's independent public accountants; (iv) to receive and consider the report of the directors to the shareholders and the financial statements of the Company together with the auditor's report thereon for the financial year ended February 28, 1997; and (v) to transact such other business as may properly come before the Annual General Meeting. Further information concerning the meeting and the nominees for director can be found in the accompanying Notice and Proxy Statement.

     I hope that you can attend the Annual General Meeting and assist the Board by voting for the election of directors, the ratification of the Management Incentive Plan and the ratification of the appointment of the auditors. Whether or not you plan to attend the Annual General Meeting, please be sure to date, sign and return the proxy card in the enclosed, postage-paid envelope as promptly as possible so that your shares may be represented at the meeting and voted in accordance with your wishes.

     If you attend the meeting, you may vote in person, even if you have previously submitted a proxy card.

                                   Sincerely,



                                   Laurence S. Geller
                                   Chairman of the Board

                       INTERACTIVE ENTERTAINMENT LIMITED
                        845 Crossover Lane, Suite D-215
                           Memphis, Tennessee 38117

               NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON October 17, 1997

     NOTICE IS HEREBY GIVEN that the Annual General Meeting of the Shareholders ("Annual General Meeting") of INTERACTIVE ENTERTAINMENT LIMITED, a Bermuda exempted company (the "Company"), will be held at the Adam's Mark Hotel, 939 Ridge Lake Boulevard, Memphis, Tennessee on October 17, 1997, at the hour of 9:00 o'clock in the morning, local time, for the following purposes:

     1.   to elect seven persons to the Board of Directors;

     2.   to approve and ratify the Company's Management Incentive Plan;

     3. to appoint Ernst & Young LLP as the Company's independent public accountants;

     4. to receive and consider the report of the directors to the shareholders and the financial statements of the Company together with the auditor's report thereon for the financial year ended February 28, 1997; and

     5. to transact such other business as may properly come before the Annual General Meeting.

     The foregoing matters are described more fully in the accompanying Proxy Statement. While this Notice and Proxy Statement and the enclosed form of proxy are being sent only to shareholders of record and beneficial owners of whom the Company is aware as of August 26, 1997, all shareholders of the Company of record on the date of the meeting are entitled to attend and to vote at the Annual General Meeting. The Company's Annual Report for the year ended February 28, 1997, including audited financial statements, was mailed to the shareholders of the Company on or about the time of the mailing of this Notice and Proxy Statement.

     We hope you will be represented at the Annual General Meeting by signing, dating and returning the enclosed proxy card in the accompanying envelope as promptly as possible, whether or not you expect to be present in person. Your vote is important -- as is the vote of every shareholder -- and the Board appreciates the cooperation of shareholders in directing proxies to vote at the meeting.

     Your proxy may be revoked at any time by following the procedures set forth in the accompanying Proxy Statement, and the giving of your proxy will not affect your right to vote in person if you attend the Annual General Meeting.

DATED: September 15, 1997.

                              By Order of the Board of Directors



                              David Lamm
                              Secretary

                       INTERACTIVE ENTERTAINMENT LIMITED
                        845 Crossover Lane, Suite D-215
                               Memphis, TN 38117

                                PROXY STATEMENT
                For the Annual General Meeting of Shareholders
                               October 17, 1997

     This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of INTERACTIVE ENTERTAINMENT LIMITED, a Bermuda exempted company ("the Company" or "IEL"), for use at the annual general meeting of the Company to be held at the Adam's Mark Hotel, 939 Ridge Lake Boulevard, Memphis, Tennessee on October 17, 1997 at 9:00 o'clock in the morning, local time, and at any adjournments or postponements thereof (the "Annual General Meeting"). Unless the context otherwise requires, references to the Company include IEL and its subsidiaries. The proxy is revocable by (i) filing a written revocation with the Secretary of the Company prior to the voting of such proxy, (ii) giving a later dated proxy, or (iii) attending the Annual General Meeting and voting in person. Shares represented by all properly executed proxies received prior to the Annual General Meeting will be voted at the meeting in the manner specified by the holders thereof. Proxies that do not contain voting instructions will be voted (i) FOR the election of the nominees approved by the Board; (ii) FOR the ratification of the Company's Management Incentive Plan; (iii) FOR the appointment of Ernst & Young LLP as the Company's independent public accountants; and (iv) if any other matters properly come before the Annual General Meeting, in accordance with the best judgement of persons designated as proxies.

     The Board has established August 26, 1997 as the date used to determine those record holders and beneficial owners of Common Stock to whom notice of the Annual General Meeting will be sent (the "Record Date"). However, under Bermuda law, regardless of whether this Notice and Proxy Statement were received, all of the shareholders of record of the Company are entitled to be present and vote at the Annual General Meeting. On the Record Date, there were 21,761,590 shares of common stock, par value U.S. $.01 per share, (the "Common Stock") outstanding. The holders of the Common Stock are entitled to one vote for each share of Common Stock held. All matters presented at the Annual General Meeting require approval by a simple majority of votes cast at the meeting. The presence, in person or by proxy, at the Annual General Meeting of at least two shareholders entitled to vote is necessary to constitute a quorum at the Annual General Meeting. This Notice, Proxy Statement and enclosed form of proxy are first being mailed on or about September 15, 1997.

                             ELECTION OF DIRECTORS
                                 (PROPOSAL 1)

     In accordance with the Company's Bye-Laws, seven directors are to be elected at this Annual General Meeting. The Board recommends the election to the Board of the seven nominees whose names appear below. Directors of the Company are elected at each annual general meeting and hold office until the next annual general meeting or until their successors are nominated and elected. All of the nominees are presently directors of the Company with the exception of Messrs. Deeson, Shiboleth and Stevenson. In the absence of instructions to the contrary, the enclosed proxy will be voted FOR the nominees herein listed.

     Pursuant to the Bye-Laws of the Company, the Board is comprised of 10 members. Three directors are to be appointed by Harrah's Interactive Investment Company, a Nevada Corporation, ("HIIC", and together with its affiliates, the "HIIC Entities"), pursuant to Bye-Law 54B which provides that during such time as the HIIC Entities own 10% or more of the outstanding voting securities, or their equivalents, of the Company, on a fully-diluted basis, the HIIC Entities will have the ability to appoint a percentage of directors (rounded to the nearest 10%) which has the same proportion to the size of the entire Board as the number of such voting securities held by the HIIC Entities bears to the total number of such securities, on a fully-diluted basis. The HIIC Entities will also be entitled to such proportionate representation on the Executive, Compensation and Audit Committees of the Board. On the Record Date, the HIIC Entities owned approximately 6,886,915 of the outstanding voting securities, or their equivalents, of the Company. The directors appointed by the HIIC Entities are in addition to the seven remaining members of the

Board to be elected at the Annual General Meeting. The directors appointed by the HIIC Entities currently serving on the Board are listed below.

     CHARLES L. ATWOOD, age 49, has been a director of the Company since June 17, 1997. Mr. Atwood is Vice President and treasurer of Harrah's Entertainment, Inc., which position he has held since 1996. From 1992 to 1996, Mr. Atwood was corporate director of Harrah's Entertainment, Inc. Mr. Atwood joined Holiday Inns, Inc. in 1979, where he worked on the acquisition of Harrah's by Holiday Inns, Inc. Mr. Atwood handled investor relations from 1980 through the transition of the company from Holiday Inns, Inc. to Holiday Corporation, the sale of the Holiday Inn brand, the spin-off of the Promus Companies, and the spin-off of the Company's hotel brands to Promus Hotel Corporation. Mr. Atwood is also a director for the Perkins Family Restaurants, L.P., a public company.

     JOHN M. BOUSHY, age 43, has been a director of the Company since June 17, 1997. He also served as a director of the company's operating subsidiary from December 1994 until June 17, 1997. Mr. Boushy served as President of the Company's operating subsidiary from December, 1996 until November 1996. Mr. Boushy is Senior Vice President for Information Technology, and Marketing Services, for Harrah's Entertainment, Inc., where he has been employed since 1979.

     With respect to the nominees for the seven members of the Board to be elected by the shareholders of the Company at the Annual General Meeting, the following sets forth the name of each nominee and, for each, the period during which the nominee has served as a director, information relating to the nominee's age, principal occupation and business experience during the past five years, any other directorships held by the nominee in publicly held companies and certain other information. Information with respect to the ages of directors is as of August 27, 1997, and information as to their ownership of shares of common Stock as of that date is provided under the caption "Security Ownership By Directors, Officers and Five Persons (or More) Shareholders."

     MALCOLM P. BURKE, age 55, has been a director of the Company since November of 1990. Mr. Burke was also a director of IEL (Singapore) Pte. Ltd., the Company's Singapore subsidiary, from December of 1995 through July of 1997. Mr. Burke served as CEO of the Company from November 30, 1992 until September 30, 1996 and served as President of the Company from November 29, 1990 until June 17, 1997. Mr. Burke also served as an officer and director of the Company's operating subsidiary prior to its amalgamation with the Company on June 17, 1997. Mr. Burke was previously associated with Royal LePage Ltd. as a stockholder and investment broker. Mr. Burke is a director of JPY Holdings LTD., a public company traded on the Vancouver Stock Exchange.

     ANTHONY P. CLEMENTS, age 51, has been a director of the Company since March of 1992. Mr. Clements is an investment banker with T. Hoare & Co., based in London, England, where he has worked since 1994. Mr. Clements also served as a director of the Company's operating subsidiary from August 10, 1995 until its amalgamation with the Company on June 17, 1997. Prior to 1994, Mr. Clements was an investment banker for Rickets & Co., also based in London. Mr. Clements has also managed the North American portfolio of Postel Investment Management (pension fund managers for both the Post Office and British Telecom) from 1973 until 1987, and has worked in areas of corporate finance since 1987.

     BRIAN DEESON, age 51, is the President and Chief Executive Officer of Century International Hotels as well as Lai Sun Hotels International. He is responsible for the overall corporate management of Century Hotels & Resorts Asia-Pacific and Lai Sun Hotel's other hotel interests and investments. From 1987 to 1989, Mr. Deeson was responsible for the expansion of Radisson Hotels Pty. Ltd. in Australasia. In 1989, Mr. Deeson established Century International Hotels in Hong Kong, where he remains today. Mr. Deeson is on the board of directors of Lai Sun Hotels International Limited, a company listed on the Hong Kong Stock Exchange.

     LAURENCE S. GELLER, age 49, has been a Director of the Company since September 30, 1996. Mr. Geller has also served as the Company's Chairman since September 30, 1996 and as the Company's CEO from September 30, 1996 to June 17, 1997. Mr. Geller also served as a director of the Company's operating subsidiary from November 4, 1996 until its amalgamation with the Company on June 17, 1997. Mr. Geller currently is President and CEO of Strategic Hotel Capital Incorporated, a Chicago based hospitality finance and investment firm. Mr. Geller is also Chairman and CEO of Geller & Co., a Chicago based hospitality, finance and consulting firm, which Mr. Geller formed in 1989. Prior to forming Geller & Co. in 1989, Mr. Geller was chief operating officer of Hyatt Development Corporation.

     PHILLIP GORDON, age 54, has been a director of the Company since December 6, 1996. Mr. Gordon is a partner in the Chicago law firm of Altheimer & Gray, where he has practiced law for 25 years. Altheimer & Gray has acted as lead corporate and securities counsel to the Company since March 1996. Mr. Gordon is admitted to practice law in New York and Illinois.

     AMNON SHIBOLETH, age 54, is a nominee for director. Mr. Shiboleth is a partner at Shiboleth, Yisraeli, Roberts & Zisman, LLP, a New York and Israeli based law firm, where Mr. Shiboleth has practiced international and corporate law for 10 years. Mr. Shiboleth is admitted to practice law in New York and Israel.

     GORDON STEVENSON, age 51, has been CEO and President of the Company since June 17, 1997. Mr. Stevenson served as Managing Director of the Company's principal operating subsidiary from June 9, 1995 until November 4, 1996 when he became president of the operating subsidiary. Mr. Stevenson also served as a director of the Company's operating subsidiary from August 10, 1995 until its amalgamation with the Company on June 17, 1997. From 1991 to 1993, Mr. Stevenson was president of Intrico, a joint venture between Marriott, Hilton, AMR Corporation and Budget Car Rental. Between 1993 and June 9, 1995, Mr. Stevenson operated his own management consulting group, assisting international travel and leisure companies with strategic business planning. Prior to his work at Intrico, Mr. Stevenson served as vice president of Sales and Marketing for Hyatt International Corporation and Director of Sales and Marketing for Europe and the Middle East for Holiday Inns.

     The Company is not aware of any arrangements or understandings between any of the individuals named above and any other person pursuant to which any of the individuals named above were selected as a director and/or executive officer. The Company is not aware of any family relationship among the officers and directors of the Company or its subsidiaries. The only arrangement with respect to members of the Board of which the Company is aware is the right of the HIIC Entities to appoint directors to the Board pursuant to Bye-Law 54B of the Company's Bye-laws.

              OTHER INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

Meetings; Compensation

     There were three meetings of the Board held during the fiscal year ended February 28, 1997. None of the directors attended less than 75% of the aggregate number of meetings of the Board or the committees on which they served. Pursuant to the Company's Bye-Laws, the Board consists of 10 directors. Upon the election of the nominees proposed herein, one director will be a salaried employee of the Company and one director will be principal of a consulting firm, Geller & Co., which is compensated by the Company for services rendered to the Company. As discussed above, the HIIC Entities currently have the right to appoint three of the 10 directors. See "Election of Directors."

     At the December 6, 1996 meeting of the Board, the Board adopted an option plan covering 500,000 shares of Common Stock for members of the Board (the "Director Option Plan"). Pursuant to the Director Option Plan, all directors holding office at December 10th of each year automatically will be granted options for the purchase of 10,000 shares of Common Stock at the trading price on such day. Options granted pursuant to the Director Option Plan have a 10 year term. On December 10, 1996, each of the directors of the Company were awarded options for the purchase of 10,000 shares, at an exercise price of $4.125 and an expiration date of December 10, 2006. All of the directors of the Company are reimbursed for out-of-pocket expenses. The directors of the Company receive no other compensation.

Executive Committee

     The Executive Committee of the Board consists of Messrs. Boushy, Geller and Gordon. The principal functions of the Executive Committee are to exercise the power of the Board in the management of the business and affairs of the Company with certain exceptions. The executive committee did not hold any meetings during the fiscal year ended February 28, 1997 since the Board fulfilled the functions of the Executive Committee for that period.

Audit Committee

     The principal functions of the Audit Committee are to make recommendations to the Board regarding its independent auditors to be nominated for election by the shareholders and to review the independence of such auditors, to approve the scope of the annual audit activities of the independent auditors, to approve the audit fee payable to the independent auditors and to review such audit results. Currently, there are no members of the Audit Committee. Pending appointment of a new committee following the Annual General Meeting, the Board and the Executive Committee have been fulfilling the functions of the Audit Committee.

Compensation Committee

     The Compensation Committee is currently comprised of Messrs. Boushy and Gordon. The Compensation Committee did not hold any meetings during the fiscal year ended February 28, 1997. For information on the duties and actions of the Compensation Committee, see "Report on Compensation".

      SECURITY OWNERSHIP BY DIRECTORS, OFFICERS AND FIVE PERCENT (OR MORE)
                                  SHAREHOLDERS

     As of August 26, 1997, based on information supplied to the Company, IEL's directors and executive officers as a group may be deemed to own beneficially (including shares purchasable upon exercise of stock options, exercisable within 60 days) 10.0% of the outstanding shares of Common Stock. To the knowledge of the directors and officers of the Company, the following directors and officers of the Company and owners of five percent (or more) of the outstanding Common Stock beneficially own the shares of Common Stock set forth below.


                                    Amount
                                And Nature Of            Percent
         Name                Beneficial Ownership      Of Class/1/
       --------              --------------------      -----------
Gordon Stevenson                               --               *

Laurence S. Geller/2/                     410,000             2.1%

Malcolm P. Burke/3/                       420,000             2.2%

James Grymyr/4/                           908,504             4.7%

Anthony P. Clements/5/                    110,000               *

Deborah Fortescue                         212,500             1.1%
Merrin/6/

Phillip Gordon/7/                          15,000               *



                                   Amount
                               And Nature Of            Percent
          Name               Beneficial Ownership      Of Class/1/
        --------             --------------------      -----------
Amnon Shiboleth                                --            *

John M. Boushy/8/                              --            *

Charles L. Atwood/9/                           --            *

Brian Deeson                                   --            *

Directors and Officers as               2,010,004         10.3%
a Group (10 individuals)

Harrah's Interactive                    6,886,915         35.5%
Investment Company/10/

----------------
* Less than 1%
/1/ Percent of class is determined by dividing the number of shares beneficially owned by the outstanding number of shares of the Company decreased by the 3,525,000 shares held in escrow which are subject to an irrevocable proxy and an agreement not to vote the shares, and increased by options for 1,190,000 shares which are currently exercisable.
/2/ The 200,000 shares of Common Stock beneficially owned by Mr. Geller were issued to Geller & Co., of which Mr. Geller is Chief Executive Officer, in connection with Geller & Co.'s services to the Company as consultant. Includes options for the purchase of 200,000 shares of Common Stock held by Geller & Co. which are currently which exercisable incudes options for the purchase of 10,000 shares of Common Stock held by Mr. Geller which are currently exercisable and which were issued to Mr. Geller as compensation as a director of the Company pursuant to the Director Option Plan. Does not include options for 1,000,000 shares issued to Geller & Co., Mr. Geller is principal, which were not exercisable as of August 26, 1997.
/3/ Includes 500 shares of Common Stock owned by Mr. Burke's wife and 40,000 shares of Common Stock over which Mr. Burke has shared voting and investment power. Also includes options to purchase 300,000 shares of Common Stock held by Sopo Investments, Ltd., a British Columbia corporation, which is wholly owned by Mr. Burke ("Sopo") which are currently exercisable. Also includes options for 10,000 shares of Common Stock, which are currently exercisable, held by Mr. Burke which were issued to Mr. Burke as a director of the Company pursuant to the Director Option Plan.
/4/ Does not include 2,000,000 of the shares of Common Stock owned of record by Sky Games International Inc., a Nevada corporation ("SGII"), which are subject to an irrevocable proxy in favor of First Tennessee Bank and an agreement by First Tennessee Bank not to vote such shares under any circumstances. Mr. Grymyr owns 100% of SGII. Includes options to purchase 150,000 shares of Common Stock which are currently exercisable. Also includes options to purchase 10,000 shares of Common Stock, which are currently exercisable, and which were issued to Mr. Grymyr as a director of the Company pursuant to the Director Option Plan.
/5/ Does not include 1,000,000 of the shares of Common Stock owned of record by Mr. Clements which are subject to an irrevocable proxy in favor of First Tennessee Bank and an agreement by First Tennessee Bank not to vote such shares under any circumstances. Includes options to purchase 100,000 shares of Common Stock held by Mr. Clements, which are currently exercisable. Also includes options to purchase 10,000 shares of Common Stock, which are currently exercisable, and which were issued to Mr. Clements as a director of the Company pursuant to the Directors Option Plan. Does not include 333,333 shares of Common Stock which are held in trust, for which Mr. Clements is neither trustee nor beneficiary, and as to which Mr. Clements disclaims beneficial ownership.
/6/ Also includes options to purchase 10,000 shares of Common Stock, which are currently exercisable, and which were issued to Ms. FortescueMerrin as a director of the Company pursuant to the Director Option Plan.

/7/ Includes options to purchase 10,000 shares of Common Stock, which are currently exercisable, and which were issued to Mr. Gordon as compensation as a director of the Company pursuant to the Director Option Plan.
/8/ Does not include 6,886,915 shares of Common Stock held by HIIC, which is a wholly owned subsidiary of Harrah's Entertainment Inc., a Nevada corporation ("HEI"). Mr. Boushy is Vice President of HIIC and is Senior Vice President of HEI. Mr. Boushy serves on the Board as a designee by the HIIC Entities pursuant to the Company's Bye-laws.
/9/ Does not include 6,886,915 shares of Common Stock held by HIIC a wholly owned subsidiary of HEI. Mr. Atwood is Vice President and Treasurer of HEI.
/10/ Harrah's Interactive Investment Company's address is 1023 Cherry Road,
     Memphis, Tennessee 38117.

                             EXECUTIVE COMPENSATION

     The following table sets forth all compensation for services in all capacities to the Company for the three most recently completed fiscal years in respect of each of the individuals who were, as at February 28, 1997, the Chief Executive Officer and the executive officers of the Company whose individual total compensation for the most recently completed financial year exceeded $100,000 ("the Named Executive Officers") including any individual who would have qualified as a Named Executive Officer but for the fact that individual was not serving as such an Officer at the end of the most recently completed financial year:

                                   SUMMARY COMPENSATION TABLE

                                     Annual Compensation                   Long Term
                                                                      Compensation Awards
                               -------------------------------     ------------------------
                                                                                 Securities
                      Fiscal                      Other Annual     Restricted    Underlying
     Name and          Year    Salary    Bonus    Compensation       Stock         Options
Principal Position    Ended      ($)      ($)          ($)           Awards          (#)
------------------    ------   -------   -----    ------------     ----------    ----------

Laurence S.             1997      0        0         60,000/2/     200,000/3/      200,000
Geller                  1996      0        0          5,000
CEO and
Chairman/1/

Malcolm Burke           1997   $85,000   7,500         0               0           300,000
President and           1996   $60,000     0           0               0              0
CEO                     1995   $30,000     0           0               0           207,500/4/

----------------------------

/1/ Mr. Burke served as CEO of the Company from November 30, 1992 to September 30, 1996. Mr. Geller served as CEO of the Company from September 30, 1996 to June 17, 1997.
/2/ Includes monthly cash retainer of $5,000 paid by the Company to Geller & Co., of which Mr. Geller is principal.
/3/ Pursuant to the Company's retainer agreement with Geller & Co., of which Mr. Geller is principal, Mr. Geller received a restricted stock award for 100,000 shares of Common Stock to vest in three equal tranches each six months. Also, pursuant to its retainer agreement, Geller & Co. received a grant award of 100,000 shares of Common Stock which was to vest upon the completion of a major financing. Subsequent to the year end, the Board determined that the Company's merger with a direct and indirect subsidiary constituted a major financing and that, as of June 17, 1992, all 200,000 shares of Common Stock would vest.

     At the last fiscal year end, Geller & Co. held restricted stock holdings of 200,000, subject to vesting as described.
/4/ These 207,500 options were canceled as of March 1, 1996. See "Option Repricings."

                     OPTION GRANTS IN THE LAST FISCAL YEAR

                             Percent of
              Number of         Total
              Securities       Options                              Potential Realizable Value
              Underlying     Granted to    Exercise                   At Assumed Annual Rates
                Option        Employees     or Base                             of
               Granted        in Fiscal      Price   Expiration      Stock Price Appreciation
    Name         (#)            Year        ($/sh)      Date              5%          10%
------------  ------------   -----------   --------  ----------      -------------------------

Laurence      200,000/1/          34.48%   $ 3.00    February        $377,337     $  956,245
S. Geller                                            28, 2006

Laurence      10,000/3/             1.7%   $4.125    December        $ 25,942     $   65,742
S. Geller                                            10, 2006

Malcolm       300,000/1-2/         51.7%   $ 3.00    February        $566,005     $1,434,368
P. Burke                                             28, 2001

Malcolm       10,000/3/             1.7%   $4.125    December        $ 25,942     $  $65,742
P. Burke                                             10, 2006

------------------

/1/ Option granted to Geller & Co. under the Company's stock program approved by the Board on March 1, 1996 and approved by the shareholders of the Company on August 27, 1996 (the "1996 Stock Program") to/ / Geller & Co., of which Laurence Geller is Chief Executive Officer.
/2/ Option issued to Sopo, a corporation wholly owned by Mr. Burke. The option replaced a previous option for 207,800 shares of Common Stock priced at $5.53 per share. See "Option Repricings."
/3/ Options granted to each director of the Company pursuant to the Director Option Plan on December 10, 1996 at the closing market price on that day. See "Option Repricings."


                         FISCAL YEAR-END OPTION VALUES

    No options were exercised by the named executive officers during the fiscal year ended February 28, 1997.


                                            Number of Unexercised       Value of Unexercised In-the-Money Options at
                                            Options at FY-End (#)                          FY-End
Name                                             Exercisable                          ($) Exercisable
----------------------                      ---------------------       --------------------------------------------
Laurence S. Geller/1/                              200,000                              $ 400,000
Laurence S. Geller/2/                               10,000                              $  $8,750
Malcolm P. Burke/3/                                300,000                              $ 600,000
Malcolm P. Burke/4/                                 10,000                              $   8,750


---------------------
/1/ Option to purchase 200,000 shares of Common Stock issued to Geller & Co. pursuant to the 1996 Stock Program and Geller & Co.'s retainer agreement with the Company.
/2/ Option to purchase 10,000 shares of Common Stock issued to Mr. Geller pursuant to the Director Option Program.
/3/ Option to purchase 300,000 shares of Common Stock issued to Sopo pursuant to the 1996 Stock Program.
/4/ Option to purchase 10,000 shares of Common Stock issued to Mr. Burke pursuant to the Director Option Plan.

                               OPTION REPRICINGS

     During the fiscal year ended February 28, 1997, the Company adopted the 1996 Stock Program providing for grants and awards of options for 1.5 million shares of the Common Stock of the Company. At the time of the adoption of the program, all outstanding options were canceled, and the holders of the canceled options received new options, at a lower price than the canceled options. The purpose of the repricing of options was to provide a compensation scheme to directors and significant employees of the Company that would better align the interests of directors and management with that of the Company's shareholders, and to provide compensation to directors and significant employees, which was not possible on a cash basis. The following table sets forth information regarding such repricing for each of the Named Executive Officers.

                                                                                      Length Of
                           Number Of     Market Price                                 Original
                          Securities     Of Stock At    Exercise Price               Option Term
                          Underlying       Time Of        At Time Of       New       Remaining At
                            Options      Repricing Or    Repricing Or    Exercise       Date Of
                          Repriced or     Amendment       Amendment       Price      Repricing Or
   Name         Date        Amended          ($)             ($)           ($)         Amendment
------------  --------    -----------    ------------   --------------   --------    ------------
Malcolm P.    March 1,    207,800/1/         $3.25           $5.53         $3.00       2 years
Burke         1996                                                                     2 months

/1/Mr. Burke received a total of 300,000 options for the purchase of Common Stock at a price per share of $3.00 per share on March 1, 1996.


          THE MEMBERS OF THE BOARD OF DIRECTORS DURING THE FISCAL YEAR
                            ENDED FEBRUARY 28, 1997

     Malcolm P. Burke
     Anthony P. Clements
     Deborah Fortescue-Merrin
     Laurence S. Geller
     Phillip Gordon
     James P. Grymyr


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended February 28, 1997, Malcolm P. Burke and Laurence S. Geller participated in deliberations of the Board concerning executive officer compensation. Each removed themselves from any deliberations or votes affecting their direct or indirect compensation. For a discussion of transactions between the aforementioned executive officers and the Company, see "Certain Relationships and Related Transactions."

                            REPORT ON COMPENSATION

Compensation of Malcolm P. Burke

          During the fiscal year ended February 28, 1997, Malcolm P. Burke served as Chairman and Chief Executive Officer until September 30, 1996, after which time he served as President of the Company. During his tenure as Chairman and Chief Executive Officer and during his tenure as President, Mr. Burke was compensated for his services to the Company, by Sopo, a corporation wholly owned by Mr. Burke. Sopo received management fees as compensation from the Company for providing the services of Mr. Burke. Sopo was paid a bonus in the amount of $7,500, in the last fiscal year for additional services which were required in connection with additional, unanticipated efforts required by Mr. Burke required by the financing of the Company and the merger of the Company with its operating subsidiary, which occurred June 17, 1997. The compensation received by Sopo, and Mr. Burke indirectly in the fiscal year ended February 28, 1997, was intended by the Board to be comparable to that provided to similarly situated executive officers at similarly situated companies in the industry.

          In addition to cash compensation, pursuant to the 1996 Stock Program, Sopo was granted options for the purchase of 300,000 shares of Common Stock at $3.00 per share on March 1, 1997. The option grant replaced options for 207,800 shares of Common Stock at an exercise price of $5.53 per share. The options for 207,800 shares were issued to Sopo Investments, Inc. under a stock plan adopted by the Company prior to the last fiscal year. The options for 207,800 shares issued to Sopo have been canceled. See "Option Repricings."

Compensation of Laurence S. Geller

          During the fiscal year ended February 28, 1997, Laurence S. Geller served as Chairman and Chief Executive Officer of the Company from September 30, 1996 through the end of the fiscal year. During the entire fiscal year ended February 28, 1997, Geller & Co., a consultancy firm of which Mr. Geller is Chief Executive Officer, served as a consultant to the Company. Mr. Geller's only compensation for his services to the Company as Chairman and Chief Executive Officer were made pursuant to the Company's retainer agreement with Geller & Co. for consulting services. Pursuant to the retainer agreement, Geller & Co. received a cash retainer of $5,000 per month. Geller & Co. also received options for the purchase of 200,000 shares of Common Stock at $3.00 per share pursuant to the 1996 Stock Program. The retainer agreement also provided for two stock grants of 100,000 each shares of common stock. Pursuant to Geller & Co.'s retainer agreement, 100,000 shares of Common Stock were to vest in three equal tranches each six months, provided Geller & Co. was not terminated for cause. Also pursuant to Geller & Co.'s retainer agreement, 100,000 share of Common Stock were to vest upon the occurrence of a major financing. Prior to June 17, 1997, the Board determined the Company's merger with its operating subsidiary subsequent to the fiscal year end on June 17, 1997 constituted a major financing and that the entire 200,000 share grant would vest upon the consummation of such merger. See "Certain Relationships and Related Transactions -- Geller & Co. Consulting Agreement."

Compensation of Other Officers

          The Company's Secretary and Chief Financial Officer during the last fiscal year, Patrick J. Lawless, was paid on an hourly basis as an independent contractor to the Company. Mr. Lawless was also paid a performance bonus of $5,000, based on a discretionary evaluation of his performance by the Company. In addition to cash compensation, Mr. Lawless was granted options for 30,000 shares of Common Stock at $3.00 per share, pursuant to the 1996 Stock Program.

The Members of The Board of Directors During The Fiscal Year Ended February 28, 1997

     Malcolm P. Burke
     Anthony P. Clements
     Deborah Fortescue-Merrin
     Laurence S. Geller
     Phillip Gordon
     James P. Grymyr

                               PERFORMANCE GRAPH

 Comparison of Five-Year Cumulative Total Shareholder Return on Common Shares
 ----------------------------------------------------------------------------
         of the Corporation and the Nasdaq National Market Stock Index
         -------------------------------------------------------------
         based on a $100 Investment assuming reinvestment of Dividends
         -------------------------------------------------------------




                             [GRAPH APPEARS HERE]

                                                  NASDAQ
                             INTERACTIVE          NATIONAL
Measurement Period           ENTERTAINMENT        MARKET
(Fiscal Year Covered)        LIMITED              STOCK INDEX
-------------------          -------------        -----------
Measurement Pt-
 2/28/92                     $100                 $100
FYE  2/28/93                 $ 85                 $106
FYE  2/28/94                 $156                 $125
FYE  2/28/95                 $ 99                 $125
FYE  2/28/96                 $ 74                 $174
FYE  2/28/97                 $110                 $207

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          Geller & Co. Consulting Arrangement. Geller & Co., of which Laurence Geller was Chairman and CEO, performed consulting services for the Company throughout 1996 and 1997 pursuant to a retainer agreement. The retainer agreement with the Company is for 18 months and commenced February 14, 1996. The retainer agreement provides for a monthly cash retainer of $5,000. The retainer agreement, as amended, also provides for a grant of 200,000 shares of Common Stock to vest upon the closing of a major financing. The Board has determined that the consummation of the amalgamation of one of the Company's wholly-owned subsidiaries and its 80% owned subsidiary with and into the Company, which occurred effective June 17, 1997, constituted a major financing, and, consequently, the 200,000 share success fee has vested. Pursuant to Geller & Co.'s retainer agreement, a grant of options for 200,000 shares of Common Stock with a share price of $3.00 per share and a term of 10 years also made to Geller & Co. as compensation for the consulting services under the retainer agreement.

          Laurence Geller Compensation. Subsequent to year end, the Company agreed to pay to Geller & Co. $100,000 per year as compensation for Mr. Geller's services as Chairman of the Company. The Company and Geller & Co. agreed that such payments could be deferred until such time as the Company was generating sufficient revenues to have adequate cash flows to pay the cash amounts. In addition, in consideration of Geller & Co.'s providing Mr. Geller's continuing service as non-executive Chairman of the Board, the Company has granted to Geller & Co. options for the purchase of 1,000,000 shares of Common Stock, pursuant to the Management Incentive Plan (the "MIP"). The cash and stock option arrangements with Geller & Co. were entered into to assure that the interests of Geller & Co. continue to be aligned with the interests of the Company. It was the judgment of the Compensation Committee of the Board of Directors that Mr. Geller's relationships in the travel and lodging industry would be extremely valuable to the Company in expanding its relationships with airlines and other transportation companies. The options for the purchase of 1,000,000 share vest, on an accelerated basis, in four tranches, contingent upon the stock price reaching certain targets. 10% of the shares granted vest on the 20th consecutive day on which the fair market value of the common Stock is at or above $5.00 per share. 20% of the shares granted vest on the 20th consecutive day on which the fair market value is at or above $7.00 per share. 30% of the shares granted vest on the 20th consecutive day on which the Fair Market Value of the Common Stock is at or above $9.00 per share. 40% of the shares granted vest on the 20th consecutive day on which the fair market value of the Common Stock is at or above $12.00 per share. All shares under the option grant vest on the ninth anniversary of the grant, in all cases.

          Retention of Altheimer & Gray. Altheimer & Gray, a Chicago-based international law firm, was retained by the Company as lead corporate and securities counsel in March of 1996. Phillip Gordon, a director of the Company and a nominee for director to be elected at the Annual General Meeting, is a partner of Altheimer & Gray. Amounts paid to Altheimer & Gray constitute less than one percent of the firm's annual revenues.

          Redemption Agreement. As of April 30, 1997, pursuant to Redemption Agreements (the "Redemption Agreements"), the Company issued to Dr. Rex E. Fortescue, formerly a director of the Company, and Anthony P. Clements, a director of the Company, 175,000 and 333,000 shares of Common Stock, respectively, as consideration for Messrs. Fortescue's and Clement's agreement to tender for cancellation by the Company 1,525,000 shares of Common Stock (of which 525,000 are owned by Dr. Fortescue and 1,000,000 are owned by Mr. Clements) which are held in an escrow pursuant to a performance earn-out provision, only if such shares are released from the escrow for any reason whatsoever.

          Redemption and Cancellation Agreement. Also following the fiscal year end, pursuant to a Redemption and Cancellation Agreement (the "Redemption and Cancellation Agreement") between the Company and Sky Games International Inc., a Nevada corporation ("SGII"), the Company forgave the outstanding balance of a note made by SGII (87% of the outstanding stock of which is owned by James P. Grymyr, a director of the Company, and his wife) to the Company in the approximate amount of $549,651, and issued to SGII 80,590 shares of Common Stock, as consideration for SGII's agreement to tender 2,000,000 shares of Common Stock it owns which are held in an escrow pursuant to a performance earn-out provision for cancellation by the Company and only if such shares are released from the escrow for any reason whatsoever.

          Grymyr Consulting. Additionally, as of April 30, 1997, the Company and Mr. Grymyr entered into a consulting agreement (the "Consulting Agreement") whereby Mr. Grymyr will provide consulting services to the Company as requested by the Company from time to time. Under the terms of the Consulting Agreement, the Company has issued to Mr. Grymyr 586,077 shares of Common Stock as consideration for all such consulting past and future consulting services.

          Amalgamations. Following the fiscal year end, the Company's then wholly-owned subsidiary SGI Holding Corporation Limited, a Bermuda exempted company ("SGIHC"), amalgamated with and into its 80% owned subsidiary, then known as Interactive Entertainment Limited, a Bermuda exempted company ("Operating Sub") pursuant to a Plan and Agreement of Merger and Amalgamation, dated as of May 13, 1997 (the "Amalgamation Agreement"), among the Company, Operating Sub, SGIHC and HIIC, the owner of 20% of the outstanding stock of Operating Sub. Pursuant to the Amalgamation Agreement, Operating Sub amalgamated with and into SGIHC and thereafter SGIHC amalgamated with and into the Company (the "Amalgamations"). As a result of the Amalgamation of Operating Sub and SGIHC, the outstanding shares of Operating Sub common stock held by HIIC were converted into 5,879,040 shares of Common Stock. Pursuant to the Amalgamation Agreement, HIIC and its affiliates were provided, through certain amendments to the Bye-laws of the Company, which were approved at the Special General Meeting of Shareholders of the Company held June 16, 1997, with the right to appoint persons (the "HIIC Appointees") to the Board and to specified committees in a number generally proportionate to their share holdings. Additionally, the HIIC Entities, as shareholders, and the HIIC Appointees were provided, pursuant to the Amalgamation Agreement, with the right to approve specified significant corporate actions by the Company for as long as the ownership of Common Stock by the HIIC Entities is in excess of 20% (10% in some cases) of the outstanding voting shares computed on a fully-diluted basis.

          HIIC Funding Agreement. On May 13, 1997, the Company entered into a Funding Agreement with HIIC (the "Funding Agreement"), which provided for a revolving loan commitment by HIIC to IEL in a principal amount of up to $1,000,000 (the "HIIC Loan"). The outstanding principal amounts and any accrued and unpaid interest of the HIIC Loan was automatically converted into 1,007,875 shares of Common Stock at a conversion price of $1.00 per share upon consummation of the Amalgamations. 1,000,000 shares of Common Stock were issued to HIIC on June 17, 1997 and the 7,875 for accrued and unpaid interest were issued to HIIC on July 21, 1997. In addition, pursuant to the Funding Agreement, for 90 days following June 17, 1997, the Company had the right, under certain circumstances, to request HIIC to purchase up to 650,000 shares of Common Stock at a price of $1.00 per share (the "HIIC Equity Commitment") to provide working capital for the Company. However, the Company has notified HIIC that it will not exercise its rights with respect to the 650,000 shares in connection with the HIIC Equity Commitment. The total number of shares owned by HIIC is 6,886,915.

          HIIC Continuing Services. After February 28, 1997, and in connection with the Amalgamations, the Company entered into a Continuing Services Agreement with HIIC (the "Continuing Services Agreement"). Pursuant to the Continuing Services Agreement, the Company receives administrative support services from the HIIC Entities. Under the terms of the Continuing Services Agreement, the Company is anticipated to pay to an affiliate of HIIC $93,000 for its fiscal year which will end December 31, 1997, or approximately $15,000 per month.

          Lease Arrangement with HIIC Affiliate. Subsequent to the fiscal year end, the Company entered into an Agreement to lease office space from an affiliate of HIIC (the "Office Lease"), and to purchase certain leasehold improvements from such HIIC affiliate. The Company is anticipated to pay $75,000 to the lessor under such Office Lease in the current fiscal year which will end December 31, 1997.

          HIIC License Agreement. On June 17, 1997, in connection with the Amalgamations, the Company also entered into a Software License Agreement with HIIC (the "License Agreement"). The License Agreement is a fully-paid, perpetual world-wide license to the HIIC Entities to use the Company's gaming technology in non-competitive uses in traditional casino venues which the HIIC Entities own, operate or manage. The License Agreement includes source codes for the Company's gaming software, and neither party to the License Agreement has any obligation to share or provide any improvements or modifications with the other party.

          HIIC Registration and Preemptive Rights. Also on June 17, 1997 and in connection with the Amalgamations, the Company entered into a Registration and Preemptive Rights Agreement with HIIC (the "Registration Rights Agreement"). Under the Registration Rights Agreement, the HIIC Entities have two demand registration rights to cause the Company to register the Common Stock owned by the HIIC Entities. Prior to June 30, 1998, no such demand registration can be brought for a number of shares in excess of one million shares unless the Company receives the opinion of its investment banker that the trading price of the Common Stock would not fall by more than 25% for more than 15 consecutive trading days as a result of such sale, in which case a demand could be brought with respect to up to such number of shares of Common Stock as would not cause the market price to fall below such level. Each such offering is required to be underwritten on a firm commitment basis by an underwriter chosen by the Company. Pursuant to the Registration Rights Agreement, until the earlier of when the HIIC Entities own less than 5% of the outstanding voting shares of the Company on a fully-diluted basis, the HIIC Entities have customary piggy-back rights to include their shares of Common Stock in registered offerings by the Company. Pursuant to the Registration Rights Agreement, the HIIC Entities have the right to purchase securities offered by the Company for as long as the HIIC Entities own 20% or more of the outstanding Common Stock on a fully-diluted basis at the same price and terms such securities are otherwise being offered. The HIIC Entities also have the right for as long as the HIIC Entities own 20% or more of the outstanding voting shares on a fully-diluted basis to participate on a proportionate basis in any non-pro rata stock repurchases or redemptions conducted by the Company. Additionally, at any time that the HIIC Entities own less than 10% of the outstanding voting shares, on a fully-diluted basis, the Company has the right to cause the HIIC Entities to sell their voting shares pursuant to a registered sale, and the HIIC Entities have the right to cause the Company to file a registration statement to sell their voting shares in the event of any change in or conduct of the business or proposed business of the Company or any of its subsidiaries or any other action or inaction of the Company or any of its subsidiaries which would jeopardize the HIIC Entities' gaming and related licenses or the if Company does not redeem a "Disqualified Holder" (as defined in and pursuant to the Company's Bye-Laws) of its securities, in each case at the Company's expense without being subject to the limitations on demand rights set forth above.

          HIIC Shareholder Rights Agreement. Also on June 17, 1997, in connection with the Amalgamations, the Company entered into a Shareholder Rights Agreement (the "Shareholder Rights Agreement") with HIIC. Pursuant to the Shareholder Rights Agreement, the Company has agreed that for so long as the HIIC Entities own 20% or more of the outstanding voting shares on a fully-diluted basis, any of the following actions by the Company require the approval of the majority of the Board and HIIC Appointees: (i) the sale of all or any material portion of the assets of the Company together with its subsidiaries;
(ii) the incurrence, renewal, prepayment or amendment of the terms of indebtedness of the Company together with its subsidiaries in excess of $5 million in any one fiscal year; (iii) the Company or any of its subsidiaries entering into any material joint venture or partnership arrangement outside of its previously approved scope of business; (iv) any material acquisition of assets by the Company or any of its subsidiaries, including by lease or otherwise (other than by merger, consolidation or amalgamation) other than pursuant to a previously approved budget or plan, or the acquisition by the Company or any of its subsidiaries of the stock of another entity, in each case involving an acquisition valued at $5 million or more; (v) any material change in the nature of the business conducted by the Company or any of its subsidiaries; (vi) any material amendments to the MIP for 12 months following the Amalgamations; (vii) any material changes in accounting policies; (viii) the adoption of any stock option plans for greater than 5% of the then outstanding Common Stock of the Company on a fully-diluted basis, other than the MIP, in any one fiscal year; and (ix) the creation or adoption of any shareholder rights plan. For so long as the HIIC Entities own 10% or more of the outstanding voting shares on a fully-diluted basis, as to (x) any change in or conduct of the Company's business or proposed business, or (y) any action or inaction of or by the Company or any of its subsidiaries' which the HIIC Entities determine in their reasonable business judgment would result in, in the case of either (x) or
(y), any actual or threatened disciplinary action or any actual or threatened regulatory sanctions with respect to or affecting the loss of, or the inability to obtain or failure to secure the reinstatement of, any registration, certification, license or other regulatory approval held by the HIIC Entities in any jurisdiction in which the HIIC Entities are actively conducting business or as to which any of them has received final approval or authorization to proceed, even on a preliminary basis, from its respective board of directors (or any appropriate committee established by such board of directors) of plans to conduct business (each such change, conduct, action or inaction a "Disqualifying Action"); provided, the reasonable business judgment to be exercised by the HIIC Entities in determining whether a Disqualifying Action has occurred or would result need not involve any consideration of the effect of the Disqualifying Action on the Company alone or together with its subsidiaries because the purpose of the protections afforded by the determination of a Disqualifying Action is for the benefit of the separate businesses and investments of the HIIC Entities.

          HIEC Management Agreement. During the fiscal year ended February 28, 1997 and continuing through June 17, 1997, the Company and the Company's indirect operating subsidiary, Operating Sub, were party to a Management Agreement (the "Management Agreement") with Harrah's Interactive Entertainment Company, a Nevada corporation and an affiliate of HIIC ("HIEC"). Pursuant to the Management Agreement, the Operating Sub was required to pay $120,000 in management fees to HIEC, as well as $111,000 in additional charges, during the last fiscal year ending February 28, 1997.

          License Agreement. In June, 1996, Operating Sub entered into a Sublicense Agreement with the HIIC Entities under which certain technologies were licensed to Operating Sub. Payments to the HIIC Entities totaled $150,000 for the fiscal year ending February 27, 1997. Payments for the fiscal year ending December 31, 1997 are expected to be $70,000.

                           MANAGEMENT INCENTIVE PLAN
                                 (Proposal 2)

          At the December 6, 1996 meeting of the Board, the Board adopted the MIP pursuant to which options for 4,070,105 shares of Common Stock may be issued to employees and consultants of the Company. The Company employs approximately 11 employees and 5 consultants. The maximum number of shares of Common Stock with respect to which Options may be granted during any calendar year under the MIP to any participant is 1,000,000 shares. For the purpose of this later limitation, an Option which is cancelled will continue to be counted against the maximum number of shares which may be granted during the calendar year, and an Option will be treated as cancelled with the grant of a new Option, if the exercise price of an option is reduced after grant.

          The MIP is administered by either the Board or the Compensation Committee. Subject to the limitations of the MIP, the Board and the Compensation Committee have the authority: (i) to select from the regular, full-time employees and consultants of the Company those who will participate in the MIP,
(ii) to make awards in such forms and amounts as it will determine, (iii) to impose such limitations upon such awards as it may deem appropriate, (iv) to interpret the MIP and to adopt, amend and rescind administrative guidelines, rules and regulations, (v) to correct any defect or omission or to reconcile any inconsistency in the MIP or in any award granted thereunder, and (vi) to make all other determinations and to take all other actions necessary or advisable for the implementation and administration of the MIP.

          Awards under the MIP may be in the form of statutory stock options ("ISOs") and/or non-statutory stock options ("NSOs" and, collectively with ISOs, "Options"). Under the MIP, ISOs may be granted only to employees of the Company. The purchase price of Common Stock under each Option (the "Option Price") will be: (a) for ISOs, not less than the fair market value of the Common Stock on the date the Option is awarded, and (b) for all other Options, not less than the par value of the Common Stock on the date the Option is awarded or may be exercised. Each Option which is intended to qualify as an ISO pursuant to Code Section 422 and each Option which is intended to qualify as another type of ISO which may subsequently be authorized by law, is required to comply with the applicable provisions of the Code pertaining to such Options.

          Options awarded under the MIP are exercisable at such times and subject to such restrictions and conditions as the Board or the Compensation Committee determines, either at the time of grant of such Options or pursuant to a general determination, and which need not be the same for all participants, provided that, in the case of a grant of an Option to an officer, as that term is used in Rule 16a-1 promulgated under the Exchange Act or any similar rule which may subsequently be in effect (an "Officer"), the Board or the Compensation Committee may determine either (i) no such Option will be exercisable within the first six months of its term or (ii) if such Option is exercisable in the first six months of its term, no Common Stock acquired under such exercise is transferable until the six month anniversary of the date of the grant of the Option.

          To the extent required by the Code, the following additional provisions will apply to the grant of Options which are intended to qualify as ISOs (as such term is defined in Code Section 422): (i) the aggregate fair market value (determined as of the date the Option is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by any participant during any calendar year (under all plans of the Company) will not exceed $100,000 or such other amount as may subsequently be specified by the Code; provided that, to the extent that such limitation is exceeded, any excess Options (as determined under the Code) will be deemed to be NSOs; (ii) any ISO authorized under the MIP will contain such other provisions as the Board or the Compensation Committee will deem advisable, but will in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the Options as ISOs; and (iii) all ISOs must be granted within 10 years from the earlier of the date on which the MIP was adopted by the Board or the Compensation Committee or the date the MIP is approved by the shareholders of the Company. Unless sooner exercised, terminated or canceled, all ISOs issued under the MIP will expire no later than 10 years after the date of grant.

          In the event of a participant's death or disability, each of his outstanding Options will be immediately exercisable until any time prior to its expiration date but in no event after its respective expiration date; provided that NSOs may be exercised up to one year after the death of a participant, even if this is beyond the expiration date. If a participant who is an employee ceases to be an employee for any other reason, all of the participant's then outstanding Options will immediately terminate. Any Option granted to a consultant shall continue to be exercisable in accordance with the terms of its grant, even if the consultant's relationship with the Company is terminated for any reason.

          All ISOs issued under the MIP are exercisable during the lifetime of a participant only by the participant. The Board or the Compensation Committee may permit participants to transfer NSOs to (i) family members, (ii) custodianships under the Uniform Transfers to Minors Act or any similar statute, (iii) trusts for the benefit of any family member, (iv) trusts by such participant for the participant's primary benefit, (v) family partnerships and (vi) upon the termination of a custodianship under the Uniform Transfers to Minors Act or similar statute, the termination of a trust, by the custodian or trustee thereof, or the dissolution or other termination of the family partnership, to the person or persons who, in accordance with the terms of such custodianship, trust or partnership are entitled to receive Options held in custody, trust or partnership. The Board or the Compensation Committee, subject to approval by the Board, may permit certain participants to transfer NSOs to persons or entities other than those listed in (i) through (vi) above.

          The Board may suspend or terminate the MIP or any portion thereof at any time and may amend it from time to time in such respects as the Board may deem advisable; provided, however, that no such amendment will, without shareholder approval to the extent required by law, agreement or the rules of any exchange upon which the Common Stock is listed, (i) materially increase the number of shares of Common Stock which may be issued under the MIP, (ii) materially modify the requirements as to eligibility for participation in the MIP, (iii) materially increase the benefits accruing to participants under the MIP, or (iv) extend the termination date of the MIP. No such amendment, suspension or termination will (A) impair the rights of participants under outstanding Options without the consent of the participants affected thereby or
(B) make any change that would disqualify the MIP, or any other plan of the Company intended to be so qualified, from the exemption period provided by Rule 16b-3. The Compensation

Committee may amend or modify any outstanding Options, including to accelerate vesting, to change the date or dates as of which such Options may be exercised, to decrease the exercise price or to increase the term of any Option.

          The Compensation Committee may make rules, regulations and determinations under the MIP in respect of any leave of absence from the Company granted to a participant. The Compensation Committee may also determine (a) whether or not any such leave of absence will be treated as if the participant ceased to be an employee, officer or consultant for the Company and (b) the impact, if any, of any such Leave of Absence on Options under the MIP. For purposes of this MIP, "leave of absence" means the cessation of a participant's relationship with the Company as an employee, officer or consultant for the Company for a period of one month or more.

          The following chart sets forth the number of shares with respect to which options have been awarded subsequent to the 1997 fiscal year end under the MIP.


                               NEW PLAN BENEFITS
          INTERACTIVE ENTERTAINMENT LIMITED MANAGEMENT INCENTIVE PLAN

                                                   Dollar Value/1/     Number
                                                   ---------------     ------
                            Name and Position                           of Units
                            -----------------                          ---------

Laurence S. Geller                                                     1,000,000
Chairman of the Board

Malcolm P. Burke                                                         200,000
Director

Gordon Stevenson                                                         358,000
President and CEO

David Lamm                                                               250,000
CFO, Treasurer and Secretary

Executive Group                                                          708,800

Non-Executive Director Group                                           1,200,000

Non-Executive Employees                                                  251,550

------------------------
          /1/ The exercise price of the options is $3.00 per share. On the Record Date the price of the Common Stock was $2.875. Vesting terms of the grants under the MIP have not been determined for the recipients thereof, other than for Messrs. Geller and Burke. Consequently dollar values cannot be determined for these grants. Vesting terms for Messrs. Geller and Burke have been set according to the achievement of specific stock price targets. Because of the uncertainty of reaching such targets, no dollar value can be assigned to these grants.

          Federal Tax Effects. The following is a general summary of federal income tax consequences of the grant and exercise of Options and the subsequent disposition of shares acquired pursuant to such Options. The rules governing the tax treatment of Options and shares acquired upon the exercise of Options are quite technical. Therefore, the summary description of tax consequences set forth below does not purport to be complete. Moreover, the applicable statutory provisions and administrative regulations are subject to change, as are their interpretation, and their application may vary in individual circumstances. Finally, the following summary does not discuss possible foreign, state, estate or other tax consequences.

          ISOs. Neither the grant nor, in general, the exercise of an ISO produces taxable ordinary income to the employee or a deduction to the Company. However, upon exercise of an ISO the participant's "alternative minimum taxable income" will be increased, generally by the excess of the fair market value of the shares at time of exercise over the option price, and the participant may be required to pay the alternative minimum tax ("AMT"). Any AMT attributable to the exercise of an ISO may be applied as a credit against the participant's regular tax liability in subsequent years, subject to certain limitations.

          In general, if the participant does not dispose of stock received upon the exercise of an ISO within two years from the date the ISO was granted nor within one year after the date of exercise, any later sale of the shares will result in a long-term capital gain or loss. However, if shares received upon exercise of an ISO are disposed of before these holding-period requirements have been satisfied (a "disqualifying disposition"), the participant will realize ordinary income, in the year in which the disqualifying disposition occurs generally equal to the difference between the exercise price and the value of the shares on the date of exercise. Such amount will ordinarily be deductible by the Company for federal income tax purposes in the same year, provided that the amount constitutes reasonable compensation and the Company satisfies certain federal income tax withholding requirements. In the case of a disqualifying disposition that is a sale with respect to which loss (if sustained) would be recognized, the amount of ordinary income will not exceed the excess of the amount realized on such sale over the adjusted basis for the stock. A disqualifying disposition of shares acquired upon exercise of an ISO that occurs in the same taxable year of the participant as the date his or her AMT income was increased by reason of such exercise will eliminate the AMT effect, if any, of such exercise.

          In the event a participant pays the option price of an ISO by surrendering shares of previously owned stock, the surrender will not, in general, result in the recognition of gain. However, the exercise of an ISO by the surrender of shares which were themselves acquired by the participant upon exercise of an ISO will be a disqualifying disposition of the surrendered shares if it takes place within two years after the grant or one year after the exercise of the ISO pursuant to which the surrendered shares were acquired.

          ISOs granted are treated for tax purposes as NSOs (see below) to the extent that the aggregate fair market value of stock with respect to which such Options are exercisable for the first time by an individual during any calendar year exceeds $100,000. For purposes of the preceding sentence, ISOs under all option plans of the Company and its subsidiaries are aggregated, and fair market value is determined as of the time of grant of the Option.

          NSOs. The grant of a NSO does not produce taxable income to the employee or a deduction to the Company. When a participant exercises a NSO, he or she realizes, for federal income tax purposes, ordinary income, subject to withholding, in the amount of the difference between the exercise price and the then-market value of the shares, and the Company is entitled to a corresponding deduction (subject to satisfying its obligation to withhold with respect to such income). The tax is due regardless of whether or not the participant sells the stock acquired upon exercise of the Option.

          If a participant exercises a NSO in whole or in part by surrendering previously acquired stock (whether acquired upon exercise of an Option or otherwise), no gain or loss is recognized on the exchange of the previously acquired shares for an equivalent number of new shares, unless the surrender of stock is a disqualifying disposition of shares previously acquired pursuant to an exercise of an ISO.

          Withholding Payments. If upon the exercise of any NSO or a disqualifying disposition (within the meaning of Section 422 of the code) of shares acquired from the exercise of an ISO, there shall be payable by the Company any amount for income tax withholding, the Company shall have the power to withhold or have the participant remit to the Company the amount payable and/or the amount of Common Stock delivered by the Company to the participant will be appropriately reduced, to reimburse the Company for such payment.

          The Company may also defer issuance of the Common Stock upon exercise of an Option or defer payment of any amount payable by the Company until payment by the participant to the Company of the amount of any such tax.

Participants may elect with the Company to satisfy such withholding obligations, in whole or in part, by electing to have the amount of Common Stock delivered or deliverable by the Company upon exercise of an Option appropriately reduced, or by electing prior to the date on which the relevant tax obligation arises to tender Common Stock back to the Company subsequent to exercise of an Option to reimburse the Company for such income tax withholding. If the participant is an officer of the Company, then such election must be made and effective during a period beginning on the third business day and ending on the twelfth business day following the release for publication of the Company's quarterly or annual summary statements of sales and earnings and may not be effective if the date the relevant tax obligation arises is within six months of the grant of the award.

          Limitation on Compensation Deduction. Publicly-held corporations are precluded from deducting compensation paid to certain of their executive officers in excess of $1 million. The employees covered by the $1 million limitation on deductibility of compensation include the chief executive officer and those employees whose annual compensation is required to be reported to the Securities and Exchange Commission because the employee is one of the Company's four highest compensated employees for the taxable year (other than the chief executive officer).

          Compensation attributable to Options generally would be included in an employee's compensation for purposes of the $1 million limitation on the deduction of compensation. However, there is an exception to the $1 million deduction limitation for compensation (including compensation attributable to options) paid pursuant to a qualified performance-based compensation plan, such as the MIP. Compensation attributable to an Option will be deemed to satisfy the qualified performance-based compensation exception if (i) the grant is made by a Compensation Committee comprised of two or more outside directors, (ii) the MIP under which the Options are granted states the maximum number of shares with respect to which Options may be granted during a specified period to any employee, (iii) under the terms of the Option, the amount of compensation the employee would receive is based solely on an increase in the value of the shares after the date of the grant (e.g., the Option is granted at fair market value as of the date of the grant), and (iv) the individuals eligible to receive grants, the maximum number of shares for which grants may be made to any employee, the exercise price of the Options and other disclosures required by SEC proxy rules are disclosed to, and subsequently approved by, shareholders.

          In order to satisfy the shareholder approval requirements applicable to qualified performance-based compensation plans, there must be a separate shareholder vote in which a majority of the votes cast on the issue are cast in favor of approval. The MIP is being submitted to shareholders at the meeting in part, to satisfy this requirement. If the shareholder approval and the other requirements applicable to qualified performance-based compensation plans are satisfied (including grant by a committee of two or more outside directors), the $1 million compensation deduction limitation will not apply to Options with an exercise price equal to a greater than the fair market value of the underlying shares on the date of grant.


                            APPOINTMENT OF AUDITOR
                                 (Proposal 3)

          Unless otherwise instructed, the proxies given pursuant to this solicitation will be voted FOR the appointment of Ernst & Young LLP as the auditor of the Company to hold office for the ensuing year at a remuneration to be negotiated by management and approved by the Board. The appointment of Ernst & Young LLP is considered necessary by the Company on account of the increasing importance of U.S. GAAP to the accounting practices and disclosures of the Company, which has resulted from the Company's recent change of its status from that of a foreign private issuer under Rule 3b-4, promulgated under the Exchange Act.

          Buckley Dodds, Charter Accountants has resigned as independent Canadian auditors to the Company because of the expense of maintaining two independent auditors. Ernst & Young LLP has sufficient resources to prepare both Canadian GAAP and U.S. GAAP financials and maintenance of duplicative independent auditors is unnecessary. The decision to change accountants was recommended and approved by the Executive Committee of the board of directors.

Buckley Dodds, Charter Accountants' reports on the financial statements for the past two years have not contained any adverse opinions or disclaimer of opinions and have not been qualified as to uncertainty, audit scope, or accounting principles. There have been no disagreements with Buckley Dodds, Charter Accountants during the two most recent fiscal years and any subsequent interim period. There are no other disclosures required to be made pursuant to Item 304(a) of Regulation S-K. Buckley Dodds, Chartered Accountants had, since June 30, 1992, acted as independent auditor for the Company.

          Representatives from Ernst & Young LLP are not expected to be present at the Annual General Meeting to respond to questions. However, if representatives from Ernst & Young LLP so desire, they will be provided with the opportunity to make a statement at the Annual General Meeting.

                 EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

          GORDON STEVENSON, serves as Chief Executive Officer and President of the Company. For further information regarding his experience and positions with the Company, see page 3 of this proxy statement.

          DAVID LAMM, age 37, serves as Chief Financial Officer, Treasurer and Secretary of the Company. Prior to joining the Company, Mr. Lamm was Vice President of Finance at McKesson Corporation's Information Technologies and Capital Investments Divisions from March, 1995 to July 1997. Prior to McKesson, from October, 1993 to February, 1995, Mr. Lamm served as Chief Financial Officer and Treasurer at 3Net Systems, a publicly traded software development company specializing in client/server applications for the health care industry. Previously, Mr. Lamm served as Vice President of Finance for the Travel Services Division of AMR Information Services, Inc., a wholly-owned subsidiary of AMR Corporation.

          MICHAEL IRWIN, age 53, has served as Assistant Secretary of the Company since June 17, 1997. From August, 1995 to June 17, 1997, Mr. Irwin served as Director of Finance and Administration for the Company's principal operating subsidiary. Prior to August, 1995, Mr. Irwin served in various accounting, finance and human resource management capacities with Holiday Inns, Inc, from 1975 through 1991. From 1992 to 1996, Mr. Irwin held the position of Administrator of the Group Annuity Participant Protection Association.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          No director, officer or beneficial owner of more than 10% of the any class of equity securities has failed to file reports required by Section 16(b) of the Exchange Act since the Company became subject to Section 16(b) of the Exchange Act on June 17, 1997. Prior to such time, the Company was a foreign private issuer pursuant to Rule 3b-4 promulgated under the Exchange Act. As a foreign private issuer and pursuant to Rule 3a12-3 promulgated under the Exchange Act, prior to June 17, 1997 the Company was exempt from Sections 14(a), 14(b), 14(c), 14(f) and 16 of the Exchange Act. Consequently, prior to June 17, 1997, directors, officers or beneficial owners of more than five percent of the any class of equity securities of the Company were not required to file reports under Section 16(a).

                            SOLICITATION OF PROXIES

          The cost of soliciting proxies will be borne by the Company. Custodians and fiduciaries will be supplied with proxy materials to forward to beneficial owners of stock and normal handling charges will be paid for such forwarding services.

                      SHARES SUBJECT TO IRREVOCABLE PROXY
                       AND AGREEMENT NOT TO VOTE SHARES

          3,525,000 shares of Common Stock are subject to an irrevocable proxy and an agreement not to vote, and will not be voted at the Annual General Meeting or at any subsequent general meeting of the shareholders of the Company. When The Company acquired the rights to its in-flight gaming software from SGII on November 7, 1991, a portion of the consideration was 3,000,000 shares of Common Stock which, according to then applicable requirements, were placed in escrow, to be released on the basis of one share for each U.S.$1.78 of net cash flow generated from the assets over a ten-year period (the "Performance Shares"). An additional 525,000 shares which were issued to Dr. Rex E. Fortescue, formerly a director of Sky Games, are held in the escrow on the same terms and are also included as Performance Shares. As part certain agreements to allow the eventual redemption and cancellation of the 3,525,000 Performance Shares only when and if such Performance Shares should be released from the escrow, the holders of the Performance Shares issued an irrevocable proxy to First Tennessee Bank, and First Tennessee Bank entered into an agreement not to vote the Performance Shares at any general meeting of shareholders of IEL or otherwise. The irrevocable proxy and the agreement not to vote the Performance Shares will terminate upon the cancellation of the Performance Shares. Consequently, the 3,525,000 Performance Shares will not be voted at the Annual General Meeting or at any subsequent general meeting of the shareholders of the Company.

                                 OTHER MATTERS

          Management of the Company is not aware of any other matter to come before the meeting other than as set forth in the notice of meeting. If any other matter properly comes before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares represented thereby in accordance with their best judgment on such matter.

                             SHAREHOLDER PROPOSALS

          Proposals of shareholders interrelated to be presented at the 1998 Annual General Meeting of Shareholders must be received by the Company no later than December 31, 1997, in order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to such meeting.

DATED: September 15, 1997.

                       INTERACTIVE ENTERTAINMENT LIMITED

      PROXY FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS ON OCTOBER 17, 1997

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INTERACTIVE
                             ENTERTAINMENT LIMITED

  The undersigned hereby appoints Laurence Geller and Malcolm P. Burke, or either of them, with full power of substitution, the undersigned's true and lawful attorneys and proxies to vote the shares of Common Stock of Interactive Entertainment Limited which the undersigned is entitled to vote at the Annual General Meeting of Shareholders to be held at the Adam's Mark Hotel, 939 Ridge Lake Boulevard, Memphis, Tennessee on Friday, October 17, 1997 at 9:00 a.m. local time, and all adjournments or postponements thereof, with all the powers the undersigned would possess if personally present, as indicated on this card for the proposals described in the Notice and Proxy Statement for such meeting and in their discretion on such other matters as may properly come before the meeting or any adjournments or postponements thereof.

  Unless otherwise instructed, this proxy will be voted for the nominees listed in Proposal 1 and for approval of the matters set forth in Proposals 2 and 3.

                                    (Continued and to be signed on reverse side)
(Continued from reverse side)

  Please mark, sign and mail this proxy promptly in the enclosed envelope.
  1. Election of Director Nominees: Messrs. Burke, Clements, Deeson, Geller, Gordon, Shiboleth and Stevenson.
         [_] FOR       [_] WITHHELD          [_] FOR, except
         nominees      from nominees          vote withheld
                                              from the
                                              following
                                              nominee(s).
                                               --------------------------------
  2. Approval and Ratification of the Management Incentive Plan.
         [_] FOR       [_] AGAINST           [_] ABSTAIN
         approval      approval
  3. Appointment of Ernst & Young LLP as the Company's independent public accountants.
         [_] FOR       [_] AGAINST           [_] ABSTAIN
         approval      approval

                                             Dated: _____________________, 1997

                                             Signature: _______________________

                                             Capacity/Title: __________________
                                             Please sign the exact name of the
                                             shareholder as it appears hereon.
                                             If acting as administrator,
                                             trustee or in other
                                             representative capacity, please
                                             sign name and title. Please check
                                             mark, sign and mail this proxy
                                             promptly in the enclosed
                                             envelope.